EXHIBIT 23.3







                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We consent to the incorporation by reference in the Registration Statement on Amendment No. 1 to Form S-8 to be filed by CPAC, Inc. with respect to the CPAC, Inc. Executive Long-Term Stock Investment Plan of our report dated May 30, 1996, on our audits of the consolidated financial statements and the financial statement schedule of CPAC, Inc. and Subsidiaries as of March 31, 1996, and 1995, and for each of the three years in the period ended March 31, 1996, which report is included in the Annual Report on Form 10-K/A. We also consent to the reference to our firm under the caption "Experts."



                                                /s/ Coopers & Lybrand, L.L.P.
                                                -------------------------------
                                                COOPERS & LYBRAND, L.L.P.


Rochester, New York
October 3, 1996